UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2006

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 412-553-4707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Annual Cash Incentive Awards. At its regular meeting on January 12-13, 2006, the Compensation and Benefits Committee of the Board of Directors of Alcoa Inc. (“Alcoa”) approved annual cash incentive awards for 2005 payable to the executive officers named in Alcoa’s proxy statement dated February 22, 2005 (the “Named Executive Officers”), as follows:

Name and Principal Position	Annual Cash Incentive Award for 2005
Alain J. P. Belda Chairman of the Board and Chief Executive Officer	$1,600,000
Ricardo E. Belda Executive Vice President and Group President, Global Extruded and End Products	450,000
Richard B. Kelson (1) Executive Vice President and Chief Financial Officer	520,000
Bernt Reitan Executive Vice President and Group President, Global Primary Products	500,000
Paul D. Thomas Executive Vice President – People, ABS and Culture	450,000

(1)	As previously disclosed, Mr. Kelson retired as Executive Vice President and Chief Financial Officer on December 31, 2005 and was named Chairman’s Counsel effective January 1, 2006.

Base Salaries. In addition, on January 12-13, 2006, the Compensation and Benefits Committee approved increases, effective January 1, 2006, to the annual base salaries of the following Named Executive Officers, after a review of performance and competitive market data:

Name	Year	Base Salary
Alain J. P. Belda	2006 2005	$1,375,000 1,300,000
Bernt Reitan	2006 2005	550,000 540,000
Paul D. Thomas	2006 2005	550,000 520,000

Alcoa will provide additional information regarding the compensation of executive officers in its proxy statement for the 2006 annual meeting of shareholders.

2

Item 8.01. Other Events.

At its regular meeting on January 12, 2006, the Governance and Nominating Committee of the Board of Directors of Alcoa determined that James W. Owens, a director appointed to the Board in June 2005 to fill a vacancy in the class of directors whose terms expire at the annual meeting of shareholders in 2008, should stand for election when his term expires in 2008. In accordance with the Alcoa Articles of Incorporation, directors appointed to fill vacancies hold office for a term expiring at the annual meeting when the term for their class expires.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Lawrence R. Purtell
Executive Vice President and
General Counsel

Date: January 19, 2006

4